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                                  EXHIBIT 23(f)

                         CONSENT OF GODFREY & KAHN, S.C.

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                                                                   Exhibit 23(f)

                                     CONSENT

         Godfrey & Kahn, S.C., hereby consents to the use of its name under the heading "Legal Matters" in the Registration Statement filed on Form S-4 by Merchants and Manufacturers Bancorporation, Inc., with respect to the common stock of Merchants and Manufacturers Bancorporation, Inc. to be issued to the shareholders of Fortress Bancshares, Inc. in a transaction described in such Registration Statement.

                                                        /s/ Godfrey & Kahn, S.C.
                                                        ------------------------
Dated:  September 12, 2002                                  Godfrey & Kahn, S.C.





                                     23(f)-1